LOUISE B. TOLLEFSON
                          FLORIDA INTANGIBLE TAX TRUST

         THIS AGREEMENT, dated Dec 9 , 1998, between LOUISE B. TOLLEFSON, of Tequesta, Florida, as "Grantor," and HOWARD S. TUTHILL, of Darien, Connecticut (hereinafter called "my Trustees"),

                              W I T N E S S E T H:

         In order to fund the trust, I deliver and assign to my Trustees the property specified in Schedule A to this Agreement. My Trustees acknowledge receipt of the property and agree to hold it in trust, together with any property added to any trust, as follows:

         ARTICLE I. DISPOSITION OF TRUST ESTATE DURING MY LIFETIME. During my lifetime, my Trustees may pay or apply all or any part of the net income or principal of this trust to or for the benefit of me, my husband, BENNETT H. TOLLEFSON, and the Trustees of the LOUISE B. BLACKMAN TOLLEFSON FAMILY FOUNDATION dated March 24, 1998, a charitable trust signed by me, as "Grantor," and ROBERT G. SIMSES, as "Trustee" (the "FOUNDATION"), in such proportions, equal or unequal or all to one eligible beneficiary, that my Trustees consider advisable, with no duty to equalize such payments or applications among eligible beneficiaries. Any undistributed income shall be added to trust principal.

         In   exercising   its   discretion,   my  Trustees   shall  give  first
consideration to me, then to my husband, BENNETT H. TOLLEFSON, and then to the FOUNDATION.

         ARTICLE II. PARTIAL AND FULL TERMINATION OF TRUST. Upon the first to occur of the following events, my Trustees shall dispose of the trust estate as follows:

         A. PARTIAL TERMINATION. Upon the April 30th of each calendar year, my Trustees shall distribute the then remaining trust estate to the then acting Trustees of the

Louise B. Tollefson Revocable Trust dated December 23, 1997, as amended, to be added to the principal of such trust, or, if such trust is not then in existence, to me. Notwithstanding the foregoing provisions of this section to the contrary, my Trustees shall retain the property initially specified in Schedule A to this Agreement until my death.

         B. FULL TERMINATION. Upon my death, my Trustees shall distribute the then remaining trust estate to or in trust for the benefit of such persons or organizations, upon such conditions and terms, as I shall direct and appoint in an inter vivos instrument filed with my Trustees or by a Will (dated subsequent to all such inter vivos instruments) expressly referring to and exercising this power; provided, however, that this power shall not be exercisable to any extent for my benefit, for the benefit of my estate, my creditors or the creditors of my estate. Any portion of the then remaining trust estate not effectively so appointed shall be distributed to the then acting Trustees under the Louise B. Tollefson Revocable Trust dated December 23, 1997, as amended, to be added to the principal of such trust, or, if such trust is not then in existence, to my Personal Representatives, to be disposed of as part of my estate.

         ARTICLE III. APPOINTMENT OF FIDUCIARIES.

         If HOWARD S. TUTHILL, ceases to act as Trustee, I appoint HOWARD S. TUTHILL, III, currently of Ridgefield, Connecticut, as a Trustee, to act together with any other then acting Trustees.

         My Trustees may appoint one or more additional Trustees at any time. Any individual Trustee may at any time appoint his or her successor as Trustee, unless the foregoing provisions of this Agreement effectively provide for his or her successor.

         If a Trustee fails or ceases to act and the foregoing provisions of this Agreement do not effectively provide for a successor, I, or, if I am then incapacitated, my husband, may appoint one or more successor Trustees.


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


         Notwithstanding any provisions in this Agreement to the contrary, no individual (including me) who is a resident of the State of Florida, and no corporation doing business in, or qualified to do business in, the State of Florida may serve as Trustee of this trust.

         Any individual Trustee who becomes a resident of the State of Florida, or any corporate Trustee which becomes qualified to do (or does) business in the State of Florida, shall cease to act as a Trustee at such time.

         Any fiduciary is authorized to resign at any time without court approval. The resignation, appointment or revocation of appointment of a Trustee may be made by the person authorized to take such action by delivery of an acknowledged instrument to my Trustees then acting and any Trustee to be appointed, or, if none, to a court having jurisdiction over the trust. Any appointment of a Trustee may be conditioned to commence or cease upon a future event and may be revoked or modified at any time before such future event has occurred. Unless otherwise expressly provided, any power to appoint a Trustee shall permit appointment of an individual, bank or trust company as such fiduciary, and shall be exercised by the parent (or, if none, the legal representative) of any minor and the legal representative of any incapacitated person holding such power. A determination that any individual fiduciary acting hereunder is incapacitated shall be deemed a resignation by that individual fiduciary as of the date of the determination.

         ARTICLE IV. ADMINISTRATIVE PROVISIONS.

         A. IRREVOCABLE TRUST. This Agreement and any trust created hereunder shall be irrevocable and, except as otherwise specifically provided in this Agreement, shall not be subject to alteration or amendment in any respect.

         B. ADDITIONS TO TRUST. Any person may add property to any trust under this Agreement by lifetime gift or by transfer taking effect at death, provided such property is acceptable to my Trustees.


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




         C. SITUS OF TRUST PROPERTY. No Trustee shall invest in real property having a situs in the State of Florida.

         D. PERMISSIBLE USE OF TRUST FUNDS. Upon my death, my Trustees may in their discretion purchase property from my estate, make loans to my estate, and guarantee the obligations of my estate and pledge trust property as security therefor upon whatever terms and in whatever manner and with whatever security my Trustees consider advisable. This provision shall not give either me or my estate any right or authority over trust property.

         E. CONSIDERATION OF OTHER INCOME OF BENEFICIARIES. In exercising their discretion to distribute trust funds to any beneficiary, my fiduciaries may (but shall not be required to) take into consideration any other income reasonably available to such beneficiary.

         F. DISTRIBUTIONS TO MINORS. If my fiduciaries are authorized or required to distribute property to a beneficiary who is then a minor, and my fiduciaries do not believe that an immediate distribution is in the beneficiary's best interests, they may instead distribute such property to any adult caring for the beneficiary or to the beneficiary's Guardian or Custodian under a Uniform Gifts or Transfers to Minors Act.

         G. INFORMAL ACCOUNTINGS. My Trustees may provide to each eligible income beneficiary who is not then incapacitated statements of trust transactions at such time and in such form as they consider advisable. If all such beneficiaries give written approval of the statement, the statement shall be final, binding and conclusive on all persons interested in the trust.

         H. OPTIONAL TRUSTS TO AGE TWENTY-ONE. If property is distributable outright to a beneficiary who is then under the age of twenty-one (21) years, my fiduciaries may hold such property in trust and pay or apply all or any part of the net income and principal to or for the benefit of such beneficiary, as they consider advisable. Undistributed


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




income shall be added to trust principal. Any remaining trust principal shall be paid to such beneficiary when he or she attains the age of twenty-one (21) years or, if such beneficiary dies prior to attaining such age, then to his or her estate.

         I. ELECTIONS. I authorize my fiduciaries, in their sole discretion and without the order or approval of any court, to make or not make any election, allocation or other discretionary decision permitted under the provisions of any tax law in effect from time to time, and to make or not make equitable adjustments of interests of beneficiaries in light of such decisions. No beneficiary shall have any rights against my fiduciaries by reason of any such decisions or adjustments. My fiduciaries may also allocate property (or the right to receive property) which is subject to estate tax and federal income tax as income in respect of a decedent to principal, to income, or in part to each.

         J. REQUIREMENT OF SURVIVAL. No beneficiary shall be considered to have survived the event terminating any trust and be entitled to any trust funds on that event unless such beneficiary survives for at least ninety (90) days after that event.

         K. DEFINITION OF INCAPACITATED. An individual shall be considered to be incapacitated if the individual is under a legal disability or by reason of illness or mental or physical disability is unable to give prompt and intelligent consideration to financial matters. The determination as to whether an individual is incapacitated shall be made by my Trustees other than the individual, or, if none, by the institution or individual designated to succeed the individual as Trustee, who may rely conclusively upon (1) the written opinion of the individual's primary physician, (2) the written opinion of any two physicians, or (3) the written order of a court appointing a Conservator or Guardian of the individual's person or property.

         L. INVESTMENT COUNSEL. My fiduciaries may employ investment counsel; consult with such counsel on any matters relating to the retention, sale, purchase, investment, or reinvestment of securities or other property; delegate to such investment counsel my fiduciaries' investment authority; and pay such investment counsel reasonable compensation for its services in addition to the regular compensation of my fiduciaries. My fiduciaries may act upon or refrain from acting upon the advice of such investment counsel in whole or in part, and to the extent my fiduciaries follow the advice of such counsel or rely upon such investment counsel's exercise of delegated investment authority, my fiduciaries shall not be liable for any action taken or omitted, except in the case of willful misconduct.

         M. DELEGATION. Except as otherwise provided herein, any fiduciary may delegate to the other fiduciaries the right to exercise any power (discretionary, administrative or otherwise) and may revoke the delegation at any time by delivery of an acknowledged instrument to such other fiduciaries.

         N. TRUSTEE RELIEVED FROM LIABILITY. No individual Trustee shall be liable for any mistake or error of judgment, or for any action taken or omitted, either by my Trustees or by any agent or attorney employed by my Trustees, or for any loss or depreciation in the value of the trust, except in the case of willful misconduct.

         O. SUCCESSOR TRUSTEE. No Trustee has a duty to examine the transactions of any prior Trustee. Each Trustee is responsible only for those assets which are actually delivered to it.

         P. GOVERNING LAW. The validity, construction and administration of this document and any trust hereunder shall be governed by the laws of Florida.

         Q. DEFINITION OF TRUSTEE. Except as otherwise provided herein, any Trustee who acts under this Agreement may exercise all of the rights, powers and discretions and shall be entitled to all of the privileges and immunities granted to the named Trustee. In this Agreement, I sometimes refer to my Trustees as "my fiduciaries." Any references in this Agreement to my Trustees or my fiduciaries shall include (unless otherwise expressly provided) all Trustees. No surety bond shall be required of any Trustee.

         R.  NEW  YORK  MARINE  AND  GENERAL   INSURANCE  CO.,  INC.  STOCK.  My
fiduciaries are authorized to retain and invest in, and to exercise options to purchase, any securities, notes or other obligations of NEW YORK MARINE AND GENERAL INSURANCE CO., INC. ("NYMAGIC, INC.") or any successor corporation or other entity, or any corporation or other entity which is a party to a reorganization of any such corporation or other entity, or any corporation or other entity which is created for the purposes of holding such securities, notes or other obligations, without regard to diversification. My fiduciaries shall not be liable for any loss or depreciation in value resulting from any such investment.

         S. CLOSELY HELD BUSINESSES. This trust may be funded with, or subsequently purchase or otherwise acquire, securities or other financial interests in one or more closely held businesses (each of which is hereinafter referred to as the "business"). I realize that the business may not be the type of investment in which fiduciaries would normally invest estate or trust funds. Nonetheless, my fiduciaries shall incur no liability for any loss which may be sustained by reason of the retention, operation or sale of the business or the exercise of any power conferred upon my fiduciaries with respect to the business.

         My fiduciaries shall have the following powers with respect to the business, in addition to any granted by law or elsewhere in this document:

             1. To retain and continue the business or any interest therein for such time as they consider advisable;

             2. To operate or participate in the operation of the business in the form of a corporation, partnership or proprietorship, or in any other form, whether or not in such form at my death;

             3. To direct, control, supervise, manage, operate or participate in the operation of the business; to serve as officers and directors of the business; and to receive from the business compensation for their services in addition to their compensation as fiduciaries;

             4. To delegate all or any part of their power to supervise, manage or operate the business to such persons as they may select, including any director, officer, or employee of the business;

             5. To engage, compensate and discharge such managers, employees, agents, attorneys, accountants, consultants or other representatives as they consider advisable, including anyone who may be a beneficiary or fiduciary;

             6. To invest or employ in the business, or to use as collateral for loans to the business, such other estate or trust funds as they consider advisable;

             7. To sell, liquidate or otherwise dispose of all or any part of the business at such time or times, for such prices and upon such terms and conditions as they consider advisable, and to sell the business to anyone who is a beneficiary or fiduciary; and

             8. To exercise with respect to the retention, continuance, and disposition of such business all the rights and powers which I would have were I to make the decision at the time of such exercise.

         T. SPENDTHRIFT PROVISION. The income and principal of any trust hereunder shall be used only for the personal benefit of the designated beneficiaries of the trust, and no distributions or expenditures of trust assets shall be made except to or for the benefit of a trust beneficiary. To the fullest extent permitted by law, the interest of each trust beneficiary shall not be subject to any form of pledge, assignment, sale, attachment, garnishment, execution, or other form of transfer.



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



         U. MANAGEMENT POWERS OF TRUSTEE. In addition to any powers conferred upon them by law and without the order or approval of any court, except as otherwise provided herein, I authorize and empower my Trustees:

             (1) To retain, acquire, or sell any variety of real or personal property (including any discretionary common trust fund of any corporate fiduciary acting under this document, mutual funds, covered and uncovered stock options, insurance policies on my life and investments in foreign securities), without regard to diversification and without being limited to the investments authorized for trust funds; (2) to exercise stock options; (3) to enter into agreements for the sale, merger, reorganization, dissolution or consolidation of any corporation or properties; (4) to manage, improve, repair, sell, mortgage, lease (including the power to lease for oil and gas), pledge, convey, option or exchange any property and take back purchase money mortgages thereon, without court order; (5) to make distributions in cash or in kind, or partly in each, and, in the discretion of such fiduciaries, to allocate particular assets or portions thereof to any one or more beneficiaries, without any duty to distribute any asset pro rata among beneficiaries, and to do so without regard to the income tax basis of specific property allocated to any beneficiary, provided that such property shall be valued for purposes of distribution at its value on the date of distribution; (6) to maintain custody or brokerage accounts (including margin accounts) and to register securities in the name of a nominee;
(7) to compromise and settle claims (including those relating to taxes); (8) to borrow funds from any person or corporation (including a Trustee) and pledge or mortgage trust assets to secure such loans; (9) to extend, renew or renegotiate loans or guarantees; (10) to lend money to or for the benefit of any person beneficially interested hereunder (including a guardian); (11) to employ attorneys, accountants, investment counsel, custodians, brokers and other agents to assist in the administration of estate or trust property and to delegate discretionary powers (including the granting of a power of attorney and the power to be a signer on any estate or trust financial accounts) to such persons; (12) to vote and give proxies to vote shares of stock; (13) to make joint investments in property, real or personal; to enter into and act as a general or limited partner in general or limited partnerships; to establish corporations (including limited liability companies) of any kind; and to transfer assets to any such joint ventures, partnerships or corporations; (14) to divide any trust into separate trusts based on the fair market value of the trust assets at the time of the division; and (15) if there is more than one trust established under this document, to administer such trusts as a single fund.

         V. DISCRETIONARY POWERS HELD BY FIDUCIARIES, AGENTS, ETC. Notwithstanding the foregoing provisions of this Agreement to the contrary, no person who is a resident of the State of Florida (including me), and no entity, other than a qualified bank or savings association, shall have the power to manage or control assets constituting the trust estate. For purposes of this Agreement, (1) the terms "manage" or "control" shall have the meanings ascribed to them under Chapter 199, Florida Statutes, and shall include the discretionary authority to make decisions relating to the retention, sale, purchase, investment or reinvestment of securities or other property constituting the trust estate; and (2) a qualified bank or savings association is a bank or savings association (as defined in Section 220.62, Florida Statutes) which may act as an agent or other fiduciary (other than as a co-Trustee) of my Trustees and be granted the right to manage or control all or any portion of the trust estate without thereby creating a Florida taxable situs (within the meaning of Section 199.175, Florida Statutes) for the trust estate. Furthermore, I retain no right to veto or rescind the actions of my Trustees with respect to the assets of the trust estate.

         W. EXECUTION AND IDENTIFICATION OF AGREEMENT. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and may be referred to as the "Louise B. Tollefson Florida Intangible Tax Trust dated 12/10/98."

         IN WITNESS WHEREOF, LOUISE B. TOLLEFSON, the Grantor, has hereunto set her hand and seal as of the day and year first above written.


                                     /s/ Louise B. Tollefson
                                     -------------------------------------
                                     LOUISE B. TOLLEFSON
                                     Grantor

         SIGNED, SEALED, PUBLISHED AND DECLARED by LOUISE B. TOLLEFSON, the Grantor, as and for the Louise B. Tollefson Florida Intangible Tax Trust, in the presence of each of us, who at her request, in her presence and in the presence of each other, have hereunto subscribed our names as witnesses as of the day and year first above written.


                                     /s/ Robert G. Simses
                                     -------------------------------------
                                     Witness

                                     /s/ Veronica R. Santarsiero
                                     -------------------------------------
                                     Witness





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




STATE OF FLORIDA             )
                             )  ss:
COUNTY OF PALM BEACH         )


         The foregoing instrument was acknowledged before me on 12/9 , 1998, by LOUISE B. TOLLEFSON, who is personally known to me or who has produced a driver's license as identification.

                                     /s/ Leanne Cooke Beatty
                                     -------------------------------------
                                     Notary Public



         IN WITNESS WHEREOF, HOWARD S. TUTHILL, the Trustee, has hereunto set his hand and seal as of the 2nd day of Dec. , 1998.



                                     /s/ Howard S. Tuthill
                                     -------------------------------------
                                     HOWARD S. TUTHILL
                                     Trustee


STATE OF Florida             )
                             )  ss:
COUNTY OF Collier            )

         The foregoing instrument was acknowledged before me on Dec. 2 , 1998, by HOWARD S. TUTHILL, who is personally known to me or who has produced a driver's license as identification.


                                     /s/ Carol A. Dickens
                                     -------------------------------------
                                     Notary Public



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





                                   SCHEDULE A


FIVE DOLLARS..............................................................$ 5.00